UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 31, 2014

Dresser-Rand Group Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

West 8 Tower, Suite 1000, 10205 Westheimer Road, Houston, Texas 112 Avenue Kleber, Paris, France		77042 75784
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 354-6100 (Houston) 33 156 26 71 71 (Paris)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 31, 2014, the Compensation Committee of the Board of Directors of Dresser-Rand Group Inc. (the “Company”) approved the Standard Terms and Conditions (the “Terms and Conditions”) for future grants from time to time to employees of the Company, including executive officers, of Employee Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Performance Restricted Stock Units and Stock Appreciations Rights pursuant to the terms of the Company’s 2008 Stock Incentive Plan. The Terms and Conditions are filed as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Dresser-Rand Group Inc. Standard Terms and Conditions for Employee Non-Qualified Stock Options.

10.2	Dresser-Rand Group Inc. Standard Terms and Conditions for Restricted Stock.

10.3	Dresser-Rand Group Inc. Standard Terms and Conditions for Restricted Stock Units.

10.4	Dresser-Rand Group Inc. Standard Terms and Conditions for Performance Restricted Stock Units.

10.5	Dresser-Rand Group Inc. Standard Terms and Conditions for Stock Appreciations Rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC.
(Registrant)

Date: February 4, 2014	By:	/s/ Mark F. Mai
Mark F. Mai
Vice President, General Counsel and Secretary

DRESSER-RAND GROUP INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter

10.1	Dresser-Rand Group Inc. Standard Terms and Conditions for Employee Non-Qualified Stock Options.

10.2	Dresser-Rand Group Inc. Standard Terms and Conditions for Restricted Stock.

10.3	Dresser-Rand Group Inc. Standard Terms and Conditions for Restricted Stock Units.

10.4	Dresser-Rand Group Inc. Standard Terms and Conditions for Performance Restricted Stock Units.

10.5	Dresser-Rand Group Inc. Standard Terms and Conditions for Stock Appreciations Rights.